UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

LOGIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079
 New York, New York 10004

(Address of Principal Executive Offices)
(808) 829-1057
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Resignations and Appointments

Daniel Urbino – Resignation as Chief Operating Officer

On July 16, 2021, Mr. Daniel Urbino resigned as the Chief Operating Officer of Logiq, Inc., a Delaware corporation (the “Company”), effective immediately without having any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Steven Hartman – Appointment as Chief Operating Officer

On July 16, 2021, the Company appointed Mr. Steven J. Hartman to the position of Chief Operating Officer. Mr. Hartman previously served as the Company’s Chief Product Officer.

The terms of Mr. Hartman’s employment as the Company’s Chief Operating Officer are identical to the terms of Mr. Hartman’s current employment agreement with the Company except to reflect Mr. Hartman’s new role and title with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIQ, INC.

Dated: July 16, 2021	By:	/s/ Brent Suen
Brent Suen President and Executive Chairman

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